Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Information Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Voya Equity Trust.

We consent to the incorporation by reference of our report dated July 27, 2023, with respect to the financial statements and financial highlights of Voya Global Multi-Asset Fund (subsequently renamed Voya Global Income & Growth Fund) (one of the funds constituting Voya Equity Trust) and our reports dated December 22, 2023, with respect to the financial statements and financial highlights of Voya Global Diversified Payment Fund and Voya Global Perspectives® Fund (two of the funds constituting Voya Mutual Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2023 and October 31, 2023 respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 26, 2024